Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-141272) of Switch & Data Facilities Company, Inc. of our report dated February 14, 2008 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

February 26, 2008